GAN LIMITED
2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

The Company hereby awards a Restricted Stock Grant (the “Restricted Stock”) to the Participant named below. The terms and conditions of the Stock Award are set forth in this cover sheet and the attached Restricted Stock Grant Agreement (together, this “Agreement”) and in the GAN Limited 2020 Equity Incentive Plan as it may be amended from time to time. Unless otherwise defined in this Agreement, certain capitalized terms used in this cover sheet and Agreement are defined in the 2020 Equity Incentive Plan.

Date of Award:

Name of Participant:

Number of Shares of Restricted Stock Awarded:

Amount Paid by Participant for the Shares of Restricted Stock Awarded: $

Aggregate Fair Market Value of Restricted Stock on Date of Award: $

Vesting Calculation Date: __________________, [YEAR]

Vesting Schedule:

Subject to all the terms of this Agreement and your continuous Service through the applicable dates of vesting, you will become incrementally vested as to [25% of the total number of Shares of Restricted Stock Awarded, as shown above, on each of the first four anniversaries of the Vesting Calculation Date.] OR [INSERT OTHER VEST SCHEDULE]  In all cases, the resulting aggregate number of vested Shares will be rounded down to the nearest whole number. Upon termination of your Service at any time and for any reason or no reason, all of your then unvested Shares shall be forfeited to the Company without consideration as of your Termination Date. No partial vesting credit will be provided no matter when your Termination Date occurs.

By signing this cover sheet, you agree to all terms and conditions described in this Agreement and in the Plan. You specifically acknowledge that you have carefully read the section entitled “Code Section 83(b) Election” and the attachment entitled “Section 83(b) Elections” and you further acknowledge that you are solely responsible for filing any Code Section 83(b) election, and that such election must be filed within thirty (30) days after the Date of Award in order to be effective. You are also acknowledging receipt of this Agreement and a copy of the Plan and the Plan’s prospectus. Any inconsistency between this Agreement and the Plan shall be resolved by reference to the Plan.

GAN Limited	Participant:

By:
Its:

Attachments

GAN LIMITED

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK GRANT AGREEMENT

1.	The Plan and Other Agreements

The text of the Plan is incorporated in this Agreement by this reference. You and the Company agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

This Agreement, the attached Exhibits and the Plan constitute the entire understanding between you and the Company regarding this Award of Restricted Stock. Any prior agreements, commitments or negotiations are superseded.

2.	Award of Restricted Stock

The Company awards you the number of Shares of Restricted Stock shown on the cover sheet of this Agreement.  The Award is subject to the terms and conditions of this Agreement and the Plan.  This Award is not intended to constitute a nonqualified deferred compensation plan within the meaning of section 409A of the Code and will be interpreted accordingly.

3.	Vesting	This Award will vest according to the Vesting Schedule on the attached cover sheet.
4.	Vesting if Sale Prohibited by Securities Trading Policy

The Company has established a Securities Trading Policy (as such policy may be amended from time to time, the “Policy”) relative to trading while in possession of material, undisclosed information. The Policy prohibits officers, directors, employees, and consultants of the Company and its subsidiaries from trading in securities of the Company during certain “Blackout Periods” as described in the Policy. If a scheduled vesting date for Shares falls on a day during such a Blackout Period, then the Shares that would otherwise have vested on such date shall not vest on such date, but shall instead vest, provided you continue to provide Service, on the second business day after the last day of the Blackout Period applicable to the Shares.

5.	Escrow

The Company shall issue the Shares of Restricted Stock either (i) in certificate form or (ii) in book entry form, registered in the name of Participant, with legends, or notations, as applicable, referring to the terms, conditions and restrictions applicable to the Award. Any certificate(s) for the Restricted Stock shall be deposited in escrow with the Secretary of the Company (or his/her designee) to be held in accordance with the provisions of this paragraph. Each deposited certificate shall be accompanied by a duly executed Assignment Separate from Certificate in the form attached hereto as Exhibit A. The deposited certificates shall remain in escrow until such time as the certificates are to be released or otherwise surrendered for cancellation as discussed below.

All dividends whether in cash or in stock, if any, on the Restricted Stock shall also be held in escrow and subject to the same vesting terms and conditions as the Restricted Stock and such dividends shall only be paid to Participant upon vesting of the underlying Shares of Restricted Stock.

The Restricted Stock held in escrow hereunder shall be subject to the following terms and conditions relating to their release from escrow or their surrender to the Company, provided, however, that the minimum number of Shares released to you in any individual release of Share certificates must be at least one-hundred (100) Shares (unless the release represents your final release of Shares from escrow):

When your interest in the Restricted Stock vests, the Company shall, as applicable, either remove the notations on any such Shares of Restricted Stock issued in book entry form or deliver to Participant a stock certificate representing a number of Shares equal to the number of Shares of Restricted Stock with respect to which have become vested.

6.	Transfer of Award

You cannot gift, transfer, assign, alienate, pledge, hypothecate, attach, sell, or encumber this Award.  If you attempt to do any of these things, this Award will immediately become invalid.  You may, however, dispose of this Award in your will or it may be transferred by the laws of descent and distribution.  Regardless of any marital property settlement agreement, the Company is not obligated to recognize your spouse’s interest in your Award in any other way.

7.	Code Section 83(b) Election

You represent and warrant that you understand the Federal, state and local income tax consequences of the granting of this Restricted Stock.  Under Section 83 of the Code, the Fair Market Value of the Restricted Stock on the date any forfeiture restrictions applicable to such Restricted Stock lapse will be reportable as ordinary income at that time.  For this purpose, “forfeiture restrictions” include surrender to the Company of unvested Restricted Stock as described above.  You may voluntarily elect to be taxed at the time the Restricted Stock is acquired to the extent that the Fair Market Value of the Restricted Stock exceeds the amount of consideration paid by you (if any) for such Restricted Stock at that time rather than when such Restricted Stock ceases to be subject to such forfeiture restrictions, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within thirty (30) days after the Date of Award.  A form for making this election is attached as Exhibit B hereto.  Failure to make this filing within the thirty (30) day period will result in the recognition of ordinary income by you as the forfeiture restrictions lapse.  YOU ACKNOWLEDGE THAT IT IS YOUR SOLE RESPONSIBILITY, AND NOT THE COMPANY’S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF YOU REQUEST THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON YOUR BEHALF.  MOREOVER, YOU ARE RELYING SOLELY ON YOUR OWN ADVISORS WITH RESPECT TO THE DECISION AS TO WHETHER OR NOT TO FILE A CODE SECTION 83(b) ELECTION.

8.	Leaves of Absence

For purposes of this Award, your Service does not terminate when you go on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for Service crediting, or when Service crediting is required by applicable law. Your Service terminates in any event when the approved leave ends unless you immediately return to active work.

The Company determines which leaves count for this purpose (along with determining the effect of a leave of absence on vesting of the Award), and when your Service terminates for all purposes under the Plan.

9.	Voting and Other Rights

Subject to the terms of this Agreement, you shall have all the rights and privileges of a shareholder of the Company while the Restricted Stock is held in escrow, including the right to vote and to receive dividends (if any).

10.	Restrictions on Issuance	The Company will not issue any Restricted Stock or Shares if the issuance of such Restricted Stock or Shares at that time would violate any law or regulation.
11.	Taxes and Withholding

You will be solely responsible for payment of any and all applicable taxes, including without limitation any penalties or interest based upon such tax obligations, associated with this Award.

The delivery to you of any Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. The delivery to you of any vested Shares will not be permitted unless and until you have satisfied any withholding or other taxes that may be due. Any such tax withholding obligations may be settled in the Company’s discretion by the Company withholding and retaining a portion of the Shares from the Shares that would otherwise be deliverable to you under the vesting Restricted Stock as provided in the next two sentences. Such withheld Shares will be applied to pay the withholding obligation by using the aggregate fair market value of the withheld Shares as of the date of vesting. You will be delivered the net amount of vested Shares after the Share withholding has been effected and you will not receive the withheld Shares. The Company will not deliver any fractional number of Shares.

12.	Restrictions on Resale

By signing this Agreement, you agree not to sell, transfer, dispose of, pledge, hypothecate, make any short sale of, or otherwise effect a similar transaction of any Shares acquired under this Award (each a “Sale Prohibition”) at a time when applicable laws, regulations or Company or underwriter trading policies prohibit the disposition of Shares.

The Company shall have the right to designate one or more periods of time, each of which generally will not exceed one hundred eighty (180) days in length (provided however, that such period may be extended in connection with the Company’s release (or announcement of release) of earnings results or other material news or events), and to impose a Sale Prohibition, if the Company determines (in its sole discretion) that such limitation(s) is needed in connection with a public offering of Shares or to comply with an underwriter’s request or trading policy, or could in any way facilitate a lessening of any restriction on transfer pursuant to the Securities Act or any state securities laws with respect to any issuance of securities by the Company, facilitate the registration or qualification of any securities by the Company under the Securities Act or any state securities laws, or facilitate the perfection of any exemption from the registration or qualification requirements of the Securities Act or any applicable state securities laws for the issuance or transfer of any securities. The Company may issue stop/transfer instructions and/or appropriately legend any stock certificates issued pursuant to this Award in order to ensure compliance with the foregoing. Any such Sale Prohibition shall not alter the vesting schedule set forth in this Agreement.

If the sale of Shares under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of grant of the Restricted Stock that the Shares being acquired under this Award are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

You may also be required, as a condition of this Award, to enter into any Company shareholder agreement or other agreements that are applicable to shareholders.

13.	Clawback Policy	You expressly acknowledge and agree to be bound by Section 14(e) of the Plan, which contains provisions addressing the Company’s policy on recoupment of equity or other compensation.
14.	No Retention Rights	Your Award or this Agreement does not give you the right to be retained by the Company Group in any capacity. The Company Group reserves the right to terminate your Service at any time and for any reason.

15.	Extraordinary Compensation

This Award and the Shares subject to the Award are not intended to constitute or replace any pension rights or compensation and are not to be considered compensation of a continuing or recurring nature, or part of your normal or expected compensation, and in no way represent any portion of your salary, compensation or other remuneration for any purpose, including but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

16.	Adjustments

In the event of a stock split, a stock dividend or a similar change in the Company stock, the number of outstanding Shares of Restricted Stock covered by this Award may be adjusted (and rounded down to the nearest whole number) pursuant to the Plan.  Your Restricted Stock shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

17.	Legends

All certificates or book entries representing the Shares issued under this Award may, where applicable, have endorsed thereon the following notations or legends and any other notation or legend the Company determines appropriate:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

18.	Applicable Law	This Agreement will be interpreted and enforced under the laws of the state of New York without reference to the conflicts of law provisions thereof.
19.	Regulatory Compliance

The issuance of Shares pursuant to this Agreement shall be subject to full compliance with all applicable requirements of law and the requirements of any stock exchange or interdealer quotation system upon which the Shares may be listed or traded.

20.	Binding Effect; No Third Party Beneficiaries

This Agreement shall be binding upon and inure to the benefit of the Company and you and any respective heirs, representatives, successors and permitted assigns. This Agreement shall not confer any rights or remedies upon any person other than the Company and you and any respective heirs, representatives, successors and permitted assigns. The parties agree that this Agreement shall survive the settlement or termination of the Award.

21.	Notice

Any notice to be given or delivered to the Company relating to this Agreement shall be in writing and addressed to the Company at its principal corporate offices.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the Company.  Any notice to be given or delivered to you relating to this Agreement may be delivered by email (including prospectuses required by the SEC) as well as all other documents that the Company is required to deliver to its security holders (including annual reports and proxy statements).  The Company may also deliver these documents by posting them on a web site maintained by the Company or by a third party under contract with the Company.

22.	Voluntary Participant	You acknowledge that you are voluntarily participating in the Plan.
23.	No Rights to Future Awards

Your rights, if any, in respect of or in connection with any future Awards are derived solely from the discretionary decision of the Company to permit you to participate in the Plan and to benefit from a discretionary future Award.  By accepting this Award, you expressly acknowledge that there is no obligation on the part of the Company to continue the Plan and/or grant any additional Awards to you or benefits in lieu of any other Awards even if Awards have been granted repeatedly in the past.  All decisions with respect to future Awards, if any, will be at the sole and absolute discretion of the Committee.

24.	Future Value

The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the underlying Shares do not maintain or increase their value after the Date of Award, the Award could have little or no value.

25.	No Advice Regarding Award

The Company has not provided any tax, legal or financial advice, nor has the Company made any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying Shares.  You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

26.	No Right to Damages	You will have no right to bring a claim or to receive damages if any portion of the Award is cancelled or expires. The loss of existing or potential profit in the Award will not constitute an element of damages in the event of the termination of your Service for any reason, even if the termination is in violation of an obligation of the Company Group to you.

27.	Data Privacy

You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by the Company for the exclusive purpose of implementing, administering and managing your participation in the Plan.  You understand that the Company holds certain personal information about you, including, but not limited to, name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all Awards or any other entitlement to Shares awarded, cancelled, purchased, exercised, vested, unvested or outstanding in your favor for the purpose of implementing, managing and administering the Plan (“Data”).  You understand that the Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in your country or elsewhere and that the recipient country may have different data privacy laws and protections than your country.  You authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data, as may be required to a broker or other third party with whom you may elect to deposit any Shares acquired under the Plan.

28.	Other Information

You agree to receive shareholder information, including copies of any annual report, proxy statement and periodic report, from the Company’s website, if the Company wishes to provide such information through its website.  You acknowledge that copies of the Plan, Plan prospectus, Plan information and shareholder information are also available upon written or telephonic request to the Plan’s administrator.

29.	Further Assistance

You agree to provide assistance reasonably requested by the Company in connection with actions taken by you while providing services to the Company, including but not limited to assistance in connection with any lawsuits or other claims against the Company arising from events during the period in which you rendered service to the Company.

30.	Legal Compliance	The Company Group is not responsible for your legal compliance requirements relating to this Award, including, but not limited to, tax reporting.
31.	Additional Conditions	If the Company shall determine, in its sole discretion, that the consent or approval of any governmental authority is necessary or desirable as a condition to the payment of benefits to you pursuant to the Plan, such payment shall not occur until such registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

32.	Enforcement

The Company will be entitled to enforce its rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights to which it may be entitled.  You agree and acknowledge that money damages may not be an adequate remedy for breach of the provisions of this Agreement and that the Company may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

33.	Nondisclosure of Confidential Information	You acknowledge that the businesses of the Company is highly competitive and that the Company’s strategies, methods, books, records, and documents, technical information concerning their products, equipment, services, and processes, procurement procedures and pricing techniques, the names of and other information (such as credit and financial data) concerning former, present or prospective customers and business affiliates, all comprise confidential business information and trade secrets which are valuable, special, and unique assets which the Company uses in their business to obtain a competitive advantage over competitors. You further acknowledge that protection of such confidential business information and trade secrets against unauthorized disclosure and use is of critical importance to the Company in maintaining its competitive position. You acknowledge that by reason of your duties to and association with the Company, you have had and will have access to and have and will become informed of confidential business information which is a competitive asset of the Company. You hereby agree that you will not, at any time during or after employment, make any unauthorized disclosure of any confidential business information or trade secrets of the Company, or make any use thereof, except in the carrying out of services responsibilities. You shall take all necessary and appropriate steps to safeguard confidential business information and protect it against disclosure, misappropriation, misuse, loss and theft. Confidential business information shall not include information in the public domain (but only if the same becomes part of the public domain through a means other than a disclosure prohibited hereunder). The above notwithstanding, a disclosure shall not be unauthorized if (i) it is required by law or by a court of competent jurisdiction or (ii) it is in connection with any judicial, arbitration, dispute resolution or other legal proceeding in which your legal rights and obligations as a service provider or under this Agreement are at issue; provided, however, that you shall, to the extent practicable and lawful in any such events, give prior notice to the Company of your intent to disclose any such confidential business information in such context so as to allow the Company an opportunity (which you will not oppose) to obtain such protective orders or similar relief with respect thereto as may be deemed appropriate. Any information not specifically related to the Company would not be considered confidential to the Company. In the event of any conflict in terms between this Section 33 and the terms of any Company confidentiality or proprietary information agreement you have executed, the terms of such other confidentiality or proprietary information agreement shall prevail and govern.

__________________

EXHIBIT A

ASSIGNMENT SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Restricted Stock Grant Agreement dated as of [                     ], the undersigned hereby sells, assigns and transfers unto [            ] ordinary shares of GAN Limited, standing in the undersigned’s name on the books of said corporation represented by certificate No. ____________, herewith, and does hereby irrevocably constitute and appoint _____________ attorney-in-fact to transfer the said stock on the books of the said corporation with full power of substitution in the premises.

Dated: [Month] [Day], 20__

EXHIBIT B

ELECTION UNDER SECTION 83(b) OF
THE INTERNAL REVENUE CODE

The undersigned taxpayer hereby elects, pursuant to § 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income as compensation for services the excess (if any) of the fair market value of the shares described below over the amount paid for those shares.

1.	The name, taxpayer identification number, address of the undersigned, and the taxable year for which this election is being made are:

TAXPAYER’S NAME: _____________________________________________

TAXPAYER’S SOCIAL SECURITY NUMBER: __________________________

ADDRESS: ______________________________________________________

TAXABLE YEAR: Calendar Year 202__

2.	The property which is the subject of this election is __________ ordinary shares of GAN Limited.

3.	The property was transferred to the undersigned on [DATE].

4.	The property is subject to the following restrictions: [Describe applicable restrictions here.]

5.	The fair market value of the property at the time of transfer (determined without regard to any restriction other than a nonlapse restriction as defined in § 1.83-3(h) of the Income Tax Regulations) is: $_______ per share x ________ shares = $___________.

6.	For the property transferred, the undersigned paid $______ per share x _________ shares = $______________.

7.	The amount to include in gross income is $______________. [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

The undersigned taxpayer will file this election with the Internal Revenue Service office with which taxpayer files his or her annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. The undersigned is the person performing the services in connection with which the property was transferred.

Dated:______________________
Taxpayer

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